EXHIBIT 21

LIST OF SUBSIDIARIES

Subsidiary/undertaking	Jurisdiction of incorporation

3829359 Canada Inc.	Canada
Advanced Biohealing Corp	US
FerroKin BioSciences, Inc.	United States
Jerini Holding Limited	Malta
Jerini Ophthalmic Holding GmbH	Germany
Jerini Ophthalmic, Inc.	United States
Jerini Trading Limited	Malta
JPT Peptide Technologies, Inc.	United States
Lotus Tissue Repair Inc	US
Monmouth Pharmaceuticals Limited	United Kingdom
Movetis GmbH	Germany
Movetis Limited	United Kingdom
Pharma International Insurance Limited	Ireland
Rybar Laboratories Limited	United Kingdom
Premacure AB	Sweden/ Luxembourg
Premacure Uppsala AB	Sweden
SARcode Bioscience Inc	US
SHGT Executive Services, Inc.	United States
Shire (Shanghai) Pharmaceuticals Consultancy Co. Ltd	China
Shire 2005 Investments Limited	Cayman Islands
Shire Acquisition, Inc.	Canada
Shire Australia Pty Limited	Australia
Shire Belgium BVBA	Belgium
Shire Biopharmaceuticals Holdings	United Kingdom
Shire Biopharmaceuticals Holdings Ireland Limited	Jersey
Shire Biopharmaceuticals Ireland Limited	Ireland
Shire Brandywine LLC	United States
Shire Canada, Inc.	Canada
Shire Colombia S.A.S.	Colombia
Shire Czech S.R.O.	Czech Republic
Shire Denmark ApS	Denmark
Shire Deutschland GmbH	Germany
Shire Deutschland Investments GmbH	Germany
Shire Development, LLC.	United States
Shire Europe Finance	United Kingdom
Shire Europe Limited	United Kingdom
Shire Executive Services LLC	United States
Shire Farmacêutica Brasil LTDA	Brazil
Shire Finance Limited	Cayman Islands

Shire Finland Oy	Finland
Shire France S.A.	France
Shire Global Finance	United Kingdom
Shire GmbH	Germany
Shire Hellas Pharmaceuticals Import Export and Marketing S.A.	Greece
Shire Holdings Europe B.V.	Netherlands
Shire Holdings Europe Limited	United Kingdom
Shire Holdings Europe No.2 S.a.r.l.	Luxembourg
Shire Holdings Ireland	Ireland
Shire Holdings Ireland No.2 Limited	Ireland
Shire Holdings Limited	Bermuda
Shire Holdings Luxembourg S.a r.l.	Luxembourg
Shire Holdings UK Canada Limited	United Kingdom
Shire Holdings UK Limited	United Kingdom
Shire Holdings US AG	United States
Shire Human Genetic Therapies (Canada) Inc.	Canada
Shire Human Genetic Therapies AB	Sweden
Shire Human Genetic Therapies Limited	United Kingdom
Shire Human Genetic Therapies S.A.	Argentina
Shire Human Genetic Therapies Securities Corporation	United States
Shire Human Genetic Therapies UK Limited	United Kingdom
Shire Human Genetic Therapies, Inc.	United States
Shire Incorporated	United States
Shire Intellectual Property 2 SRL	Barbados
Shire Intellectual Property Ireland Limited	Ireland
Shire Intellectual Property SRL	Barbados
Shire International GmbH	Switzerland
Shire International Licensing BV	Netherlands
Shire Investement Inc	US
Shire Investments & Finance (U.K.) Company	United Kingdom
Shire IP Services Corporation	Canada
Shire Ireland Finance Limited	Ireland
Shire Italia S.p.A.	Italy
Shire Ireland Investement Limited	Ireland
Shire Ireland Premacure Investment	Ireland
Shire Japan KK	Japan
Shire Jersey Limited	Jersey
Shire LLC	United States
Shire Luxembourg Finance S.a.r.l.	Luxembourg
Shire Luxembourg Intellectual Property No.2 S.a r.l.	Luxembourg
Shire Luxembourg Intellectual Property No.3 S.a.r.l.	Luxembourg
Shire Luxembourg Intellectual Property S.a r.l.	Luxembourg
Shire Luxembourg S.a r.l.	Luxembourg

Shire-Movetis NV	Belgium
Shire North American Group Inc.	United States
Shire Norway AS	Norway
Shire Orphan Therapies GmbH	Germany
Shire Orphan Therapies, Inc.	United States
Shire Orphan and Rare Diseases GmbH	Switzerland
Shire Pharma Korea Yuhan Hoesa	Korea
Shire Pharmaceutical Contracts Limited	United Kingdom
Shire Pharmaceutical Development Limited	United Kingdom
Shire Pharmaceutical Development, Inc.	United States
Shire Pharmaceutical Holdings Ireland Limited	Ireland
Shire Pharmaceutical Investment Holdings Limited	Malta
Shire Pharmaceutical Investment Limited	Malta
Shire Pharmaceutical Investment Trading Ireland	Ireland
Shire Pharmaceutical Investments 2008	Ireland
Shire Pharmaceuticals Group	United Kingdom
Shire Pharmaceuticals Iberica S.L.	Spain
Shire Pharmaceuticals International	Ireland
Shire Pharmaceuticals Investments (British Virgin Islands) Limited	Virgin Islands, British
Shire Pharmaceuticals Investments 2007	Ireland
Shire Pharmaceuticals Ireland Limited	Ireland
Shire Pharmaceuticals Limited	United Kingdom
Shire Pharmaceuticals LLC	United States
Shire Pharmaceuticals Mexico SA de CV	Mexico
Shire Pharmaceuticals Portugal, Lda	Portugal
Shire Pharmaceuticals Services Limited	United Kingdom
Shire Pharmaceuticals Trading Limited Company	Turkey
Shire Polska Sp. z o. o.	Poland
Shire Properties US	United States
Shire Regulatory, Inc.	United States
Shire Regenerative Medicine, Inc.	United States
Shire Rus Limited Liability Company	Russia
Shire Supplies U.S. LLC	United States
Shire Sinagpore Pte. Ltd	Singapore
Shire Sweden AB	Sweden
Shire Sweden Holdings S.a.r.l.	Sweden
Shire UK Investments Limited	United Kingdom
Shire US Holdings, Inc.	United States
Shire US Investments	United Kingdom
Shire US Manufacturing, Inc.	United States
Shire US, Inc.	United States
Sparkleflame Limited	United Kingdom
Tanaud International BV	Netherlands

Tanaud Ireland Inc.	Ireland
The Endocrine Centre Limited	United Kingdom
TKT Argentina S.R.L.	Argentina
Venus NewCo Inc	US

All subsidiary undertakings of Shire plc are beneficially owned (directly or indirectly) as to 100% and are all consolidated in the consolidated financial statements of Shire plc.